UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 1, 2022

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, Hyster-Yale Materials Handling, Inc. (the “Company”) appointed Scott A. Minder, age 49, as Senior Vice President, Chief Financial Officer and Treasurer (“CFO”) of the Company, effective August 29, 2022 (the “Effective Date”), to replace Kenneth C. Schilling, who is currently serving as CFO. Also, on August 1, 2022, Mr. Schilling notified the Company that he intends to retire from the Company, effective December 31, 2022. To ensure a smooth transition, Mr. Schilling will remain with the Company and assume a new role as the Company’s Senior Vice President, Special Financial Advisor to the Chairman on the Effective Date.

Mr. Minder has served as the Vice President, Treasurer and Investor Relations of ATI Inc. (“ATI”), a global specialty materials and components company (from June 2018 to present), and as the Vice President, Investor Relations of ATI (from June 2017 to June 2018). Previously, he worked for PPG Industries, a global manufacturer of paints, coatings and specialty materials, in various financial roles, including Director, Investor Relations, Global Business Controller- Industrial Coatings, Packaging Coatings and CFO-Automotive OEM Coatings (from 2009 to 2017). Prior to joining PPG Industries, Mr. Minder was CFO for the automotive division and Director, Global Quality at Penske Logistics. Mr. Minder also had a distinguished 11 year career with General Motors that spanned several positions of increasing responsibility within the finance function, including roles in manufacturing, marketing and corporate locations, culminating in investor relations.

In connection with his appointment as CFO, Mr. Minder countersigned an offer letter from the Company, effective August 1, 2022, setting his base salary at a rate of $430,000 per year. Mr. Minder will also receive: a special sign-on cash bonus of $150,000 (paid in two equal installments on his first payroll date and after he has served six months with the Company); a one-time award equal in value to 8,000 shares of stock (plus cash in the amount of 35% of the total value of the award) under the Company’s Supplemental Long-Term Equity Plan (fully vested, with 4,000 shares subject to transfer restrictions for five years and 4,000 shares being subject to transfer restrictions for 10 years, subject to certain limited exceptions); annual participation in the Company’s Annual Incentive Plan, with a target cash opportunity (that can be earned from 0% to 150%) equal to 50% of his role’s salary midpoint (which is $477,000 for 2022) (for 2022, this award will be prorated based on Mr. Minder’s date of hire and subject to a minimum payout of 100% of target); annual participation in the Company’s Long-Term Equity Incentive Plan, with a target opportunity (that can be earned from 0% to 200%) equal to 75% of his role’s salary midpoint (which is $477,000 for 2022) and payment made 65% in transfer-restricted shares and 35% in cash (for 2022, this award will be subject to a minimum payout of 100% of target); perquisite cash allowance of $20,000 per year; customary relocation benefits; and participation in certain standard employee health, welfare and retirement benefits. Mr. Minder has also agreed to customary confidentiality and other standard new hire employment terms.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 5, 2022		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary